Exhibit 99.1

ANNOVIS BIO PROVIDES DATA ANNOUNCEMENT UPDATE FOR THE PHASE II/III STUDY OF BUNTANETAP IN ALZHEIMER’S DISEASE

MALVERN, Pa.—March 20, 2024 -- Annovis Bio, Inc. (NYSE: ANVS), a clinical-stage drug platform company developing novel therapies for neurodegenerative diseases today announced successful completion of data cleaning for its phase II/III study of buntanetap in patients with mild to moderate Alzheimer’s disease (AD). Topline efficacy data is expected in April.

"We are excited to share that we now move from data cleaning to organization and statistical evaluation of data for our Alzheimer’s study, which was completed in February. To clean data this fast is truly a tremendous achievement,” said Cheng Fang, Ph.D, Senior Vice President of Annovis. “The team has been working hard to provide trustworthy data, and I look forward to the topline results as we plan to announce them next month.”

The phase II/III AD study was a randomized, double-blind, placebo-controlled trial investigating the efficacy, safety, and tolerability of buntanetap in patients with mild to moderate AD. This was a dose ranging study where patients received either one of three doses of buntanetap - 7.5mg, 15mg, or 30mg - or placebo on top of their standard of care for 12 weeks. Over 700 patients were screened with a total of 353 patients enrolled and 327 patients completed the study.

“We are grateful to the participants who enrolled and completed the study as well as their caregivers and families, for supporting their loved one’s involvement in this study; we truly couldn’t do it without them. We’d also like to thank our study partners whose teamwork and dedication allowed us to complete the study in a timely fashion,” said Melissa Gaines, Senior Vice President, Clinical Operations

About Buntanetap

Buntanetap (formerly known as Posiphen or ANVS401) attacks neurodegeneration by inhibiting the formation of multiple neurotoxic proteins - amyloid beta, tau, alpha synuclein, and TDP43 - thereby improving synaptic transmission, axonal transport and neuroinflammation. Dysregulation of these pathways has been shown to be the cause of nerve cell degeneration and ultimately death. By attacking these pathways, buntanetap has the ability to reverse neurodegeneration in Alzheimer’s disease.

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. is a clinical-stage, drug platform company addressing neurodegeneration, such as Alzheimer’s Disease (AD), Parkinson’s Disease (PD), and other chronic neurodegenerative diseases. It is believed to be the only company developing a drug for both AD and PD designed to inhibit more than one neurotoxic protein to restore axonal and synaptic activity. By improving brain function, the company’s goal is to treat memory loss and dementia associated with AD as well as body and brain dysfunction associated with PD. For more information on Annovis Bio, please visit the Company's website www.annovisbio.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company's plans related to clinical trials. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including regarding patient enrollment, the effectiveness of Buntanetap and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety and tolerability of buntanetap. See also additional risk factors set forth in the Company's periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contacts:

Maria Maccecchini, Ph.D.

maccecchini@annovisbio.com